Exhibit 99.16

January 25, 2022

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Attn: Office of Chief Accountant

Re:	Genius Group Ltd Amendment No. 5 to Registration Statement on Form F-1 Filed January 25, 2022 File No. 333-257700 Representation Pursuant to Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

Genius Group Ltd, a company incorporated under the laws of Singapore (the “Company), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of Amendment No. 5 to the Company’s above-referenced registration statement on Form F-1 (as amended, the “Registration Statement”), relating to a proposed initial public offering (“IPO”) of the Company’s ordinary shares.

The Company has included in the Registration Statement audited IFRS-IASB financial statements for the years ended December 31, 2019 and 2020, respectively, and unaudited interim IFRS-IASB financial statements for the six months ended June 30, 2021.

Instruction 2 to Item 8.A.4 of Form 20-F (the “Instruction”) provides that a company may comply with only the 15-month requirement in such item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.

Pursuant to the Instruction, the Company hereby represents to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

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2.	The Company is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing a registration statement.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2021 will be available until March 2022.

4.	Full compliance with Item 8.A.4 would be impracticable and would involve undue hardship for the Company.

5.	In no event will the Company seek effectiveness of the Registration Statement if the audited financial statements contained therein are older than 15 months at the time of the offering.

In case of any questions or comments regarding the information in this letter, please contact the undersigned at +(65) 9387-2003 or Benjamin S. Reichel, our U.S. counsel, at breichel@egsllp.com or by telephone at (212) 370-1300.

Very truly yours,

/s/ Roger James Hamilton

Roger James Hamilton

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